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                                                                   EXHIBIT 5.1





                          DUANE, MORRIS & HECKSCHER LLP

                                ATTORNEYS AT LAW

                                ONE LIBERTY PLACE             NEW YORK, NY
                           PHILADELPHIA, PA 19103-7396        LONDON, ENGLAND
                                 (215) 979-1000               CHICAGO, IL
                                                              WASHINGTON, DC
                                       FAX                    SAN FRANCISCO, CA
                                 (215) 979-1020               BOSTON, MA
                                                              ATLANTA, GA
                                                              MIAMI, FL
                               www.duanemorris.com            WILMINGTON, DE
                                                              HARRISBURG, PA
                                November 3, 2000              WAYNE, PA
                                                              CHERRY HILL, NJ
                                                              NEWARK, NJ
                                                              WESTCHESTER, NY
                                                              PRINCETON, NJ
                                                              PALM BEACH, FL
                                                              ALLENTOWN, PA
                                                              HOUSTON, TX
                                                              BANGOR, ME

The Board of Directors of
eResearchTechnology, Inc.
30 South 17th Street
Philadelphia, PA 19103

Gentlemen:

         We have acted as counsel to eResearchTechnology, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "Registration Statement") relating to the offer and sale by the Company of up to 4,600,000 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company.

         As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion. In the course of such examination, we have assumed the genuineness of all signatures on original documents and all documents submitted to us as certified copies of original documents and the conformity to original and certified documents of all copies submitted to us as conformed or photostatic copies.

         Based upon the foregoing, it is our opinion that the Shares, when issued and sold as contemplated by the Registration Statement, will be duly authorized, legally and validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.



                                                Sincerely,

                                               /s/ Duane, Morris & Heckscher LLP